Exhibit 1

Joint Filing Statement

Statement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G Amendment No. 2 under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, $.001 par value, of ICTV Brands, Inc. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: February 14, 2019	DG Capital Management, LLC

	By:	/s/ Dov Gertzulin
Dov Gertzulin, Managing Member

DG Value Partners II Master Fund, LP

	By:	/s/ Dov Gertzulin
Dov Gertzulin, Managing Member of the General Partner, DG Capital Partners II, LLC

Dov Gertzulin

	By:	/s/ Dov Gertzulin
Dov Gertzulin, Individually